UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported)     05-09-03
                                                           ----------------


                                 SEQUIAM CORPORATION
             (Exact name of registrant as specified in its charter)


          California                333-45678                 33-0875030
--------------------------  -------------------------  -------------------------
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation              File Number)          Identification No.)


             300 Sunport Lane, Orlando, Florida                  32809
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          (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code            407-541-0773
                                                       -------------------------

     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     (a) Description of the Transaction

     On May 9, 2003, we acquired substantially all of the assets of Smart Biometrics, Inc., a Florida corporation, in exchange for 1,500,000 shares of our common stock, pursuant to an Asset Purchase Agreement, dated May 9, 2003 (the "Agreement"). A copy of the Agreement is attached as an exhibit to this report. As a result, our total issued and outstanding shares of common stock was increased to 37,767,747 as of May 9, 2003.

     Pursuant to the Agreement, we issued in a private placement 1,500,000 shares of our common stock in exchange for substantially all of the assets of Smart Biometrics, Inc. We issued the new shares of our common stock pursuant to an exemption from registration in accordance with Rule 506 of Regulation D. We determined the amount of such consideration by estimating and valuing the assets of Smart Biometrics, Inc.

     The Agreement was approved by our Board of Directors on April 30, 2003. Smart Biometrics' Board of Directors approved the Agreement on May 8, 2003 and the Agreement was approved by a majority of their shareholders at a special meeting held on May 9, 2003.

     Smart Biometrics, Inc. was a development stage company. As of May 9, 2003, Smart Biometrics, Inc. had not commenced planned principal operations and had not generated any revenues. The only activity conducted by Smart Biometrics, Inc., had been research and development, culminating in a patent application still pending.

     We intend to continue the development of the Intellectual Properties acquired from Smart Biometrics, Inc. as more fully described below, through our wholly-owned subsidiary, Sequiam Biometrics, Inc., a Florida corporation.

     Based in Sanford, Florida, Smart Biometrics, Inc. was incorporated in the State of Florida on February 9, 2000. Prior to the sale of substantially all of its assets to us, Smart Biometrics, Inc. was engaged in the development of biometric technologies. The significant asset we acquired is the BioVault(TM), which is a secure safe that utilizes patent-pending technology and protocols to recognize a person's fingerprint to unlock.

     We intend to pursue the patent applications and initially market and sell BioVault(TM) as a personal firearm locking device. We expect to complete product development during the second quarter of 2003 and begin selling at the end of the second quarter or early third quarter of 2003, after the first 800 units are produced. We expect to do small batches of the product until the beginning of the fourth quarter of 2003, when we expect full production to begin.

     The assets we acquired include biometric technology related to the BioVault(TM), the trade name and trademark associated with Smart Biometrics and BioVault(TM), related and general software, and miscellaneous office and computer equipment which we intend to use in the research, development, marketing and sale of the BioVault(TM) and related technologies. Substantially all of the value of the assets we acquired, however, is attributable to the patents for the BioVault(TM) technology.


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     This Current Report on Form 8-K includes "forward-looking statements"
within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Exchange Act of 1934, as amended. These include, among others, the statements about our plans and strategies. When used in this document, the words "believes," "expects," "plans," "estimates," or similar expressions are intended to identify, in certain circumstances, forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed in forward-looking statements. Although it is not possible to itemize all of the factors and specific events that could affect the outlook of a technology company like ours operating in a competitive environment, factors that could significantly impact expected results include: the acceptance of the BioVault(TM) and related biometric technology; the effect of national and local economic conditions; our outstanding indebtedness; the loss of key employees; competition from technologies developed by other companies; delays in completing the development of our new products caused by a lack of capital or external causes beyond our reasonable control; and the ability to identify and consummate relationships with customers or strategic partners. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure that such plans, intentions or expectations will be achieved. Actual results may differ materially from the forward-looking statements made in this Form 8-K. We do not intend to update any forward-looking statements, and we hereby disclaim any obligation to update such forward-looking statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     Not required

          (B)  PRO FORMA FINANCIAL INFORMATION

     Not required

          (C)  EXHIBITS

     The following exhibits are included as part of this report:

2.1 Asset Purchase Agreement as of May 9, 2003, by and among Sequiam Biometrics, Inc., a Florida corporation, and Smart Biometrics, Inc., a Florida corporation.


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2.2 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SEQUIAM CORPORATION




Date: May 22, 2003                      By: /s/ Nicholas H. VandenBrekel
                                        --------------------------------
                                          Nicholas H. VandenBrekel,
                                          Chief Executive Officer


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